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                                                                    EXHIBIT 99.1

                             MEDIS TECHNOLOGIES LTD.
                                805 Third Avenue
                            New York, New York 10022

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                           March 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

      Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Medis Technologies Ltd. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at affiliates of Andersen to conduct the relevant portions of their audit.

                                         Very truly yours,

                                         MEDIS TECHNOLOGIES LTD.


                                         By:     /s/ HOWARD WEINGROW
                                            Name:  Howard Weingrow
                                            Title: President